Exhibit 99.1

FOR IMMEDIATE RELEASE
January 30, 2019

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES FOURTH QUARTER 2018 FINANCIAL RESULTS

Bethesda, MD - January 30, 2019 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended December 31, 2018.

FOURTH QUARTER 2018 FINANCIAL HIGHLIGHTS

•	$(0.90) comprehensive loss per common share, comprised of:

◦	$(1.61) net loss per common share

◦	$0.71 other comprehensive income ("OCI") per common share on investments marked-to-market through OCI

•	$0.53 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost [1]

◦
Includes $0.05 per common share of dollar roll income associated with the Company's $8.1 billion average net long position in forward purchases and sales of Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $(0.03) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates

•	$16.56 tangible net book value per common share as of December 31, 2018

◦	Decreased $(1.44) per common share, or -8.0%, from $18.00 per common share as of September 30, 2018

◦	Excludes $526 million, or $0.98 per common share, of goodwill intangible asset as of December 31, 2018

•	$0.54 dividends declared per common share during the quarter

•	-5.0% economic return on tangible common equity for the quarter

◦	Comprised of $0.54 dividends per common share and $(1.44) decrease in tangible net book value per common share

AGNC Investment Corp.
January 30, 2019

OTHER FOURTH QUARTER HIGHLIGHTS

•	$91.6 billion investment portfolio as of December 31, 2018, comprised of:

◦	$82.7 billion Agency MBS

◦	$7.3 billion TBA mortgage position

◦	$1.6 billion credit risk transfer ("CRT") and non-Agency securities

•	9.0x tangible net book value "at risk" leverage as of December 31, 2018

◦	8.4x average tangible net book value "at risk" leverage for the quarter

•	7.4% portfolio CPR for the quarter

◦	7.9% average projected portfolio life CPR as of December 31, 2018

•	1.17% annualized net interest spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization cost

◦	Excludes -8 bps of "catch up" premium amortization cost due to change in projected CPR estimates

◦	Decreased from 1.30% for the prior quarter, excluding 3 bps of "catch-up" premium amortization benefit

•	$1.0 billion of accretive common equity raised during the quarter, net of offering costs

◦	$786 million follow-on offering

◦	$220 million At-the-Market offerings

2018 FULL YEAR HIGHLIGHTS

•	$(1.14) comprehensive loss per common share, comprised of:

◦	$0.21 net income per common share

◦	$(1.35) OCI per common share

•	$2.35 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization benefit [1]

◦	Includes $0.51 per common share of dollar roll income

◦	Excludes $0.05 per common share of estimated "catch-up" amortization benefit

•	$2.16 dividends declared per common share

•	-4.9% economic return on tangible common equity, comprised of:

◦	$2.16 dividends per common share

◦	$(3.13) decrease in tangible net book value per common share from $19.69 per common share as of December 31, 2017

•	-2.5% total stock return

•	$2.6 billion of accretive common equity raised during the year, net of offering costs

◦	$2.2 billion follow-on equity offerings

◦	$0.4 billion At-the-Market equity offerings
___________

1.
Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.

MANAGEMENT REMARKS
"Volatility in global financial markets increased dramatically in the fourth quarter, reflecting a risk-off investor sentiment driven by weaker U.S. and global economic fundamentals, the government shutdown, ongoing trade tensions with China, and continuing political uncertainty in Europe," said Gary Kain, the Company's Chief Executive Officer and Chief Investment Officer. "In addition to the growing concerns surrounding global economic growth, weaker inflation expectations and

AGNC Investment Corp.
January 30, 2019

significantly tighter financial conditions caused interest rates to decline materially and led market participants to forecast a more dovish Federal Reserve going forward. The yield on the 10 year U.S. Treasury bond peaked at 3.24% in early November before falling to 2.69% at year end.  Consistent with the increased volatility and a broader risk-off move, spreads widened materially across the fixed income spectrum, including on Agency MBS.  As a result, investment return expectations on Agency MBS improved markedly during the quarter, leading us to purchase approximately $10 billion in Agency MBS, predominantly in December, as we patiently deployed the new capital that we raised. We also began to reposition the portfolio to a higher leverage target consistent with our expectations for more favorable risk-adjusted returns and our greater confidence in a relatively benign interest rate outlook. To the extent that the investment landscape continues to improve, we will continue to look for additional opportunities to further increase leverage in an effort to optimize shareholder returns."
"Our net book value in the in the fourth quarter was adversely impacted by the combination of significant spread widening on Agency MBS and by the increase in interest rate volatility, which more than offset the benefit we experienced from the decline in interest rates. As such, AGNC’s economic return for the quarter was -5.0%, consisting of $0.54 in dividends and a $1.44 decline in tangible net book value per common share," commented Peter Federico, the Company’s President and Chief Operating Officer.  "Additionally, while our backloaded deployment of capital during the fourth quarter was beneficial from an economic perspective, the lower average portfolio balance negatively impacted our net spread and dollar roll income for the quarter. Additionally, unusually large funding pressures at year-end in the repo market were a headwind in the fourth quarter but quickly abated in early January. Looking ahead, the combination of an improved interest rate and spread environment, coupled with a larger portfolio, should support attractive risk-adjusted returns both in absolute terms and versus competing strategies."

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of December 31, 2018, the Company's tangible net book value per common share was $16.56 per share, or a decline of -8.0%, compared to $18.00 per share as of September 30, 2018, as Agency MBS significantly underperformed interest rate hedges, despite asset prices benefiting from the sharp decline in interest rates at the end of the quarter.
The Company's tangible net book value per common share excludes $526 million of goodwill as of December 31 and September 30, 2018, or $0.98 and $1.10 per common share, respectively.
During the fourth quarter, the Company raised $1.0 billion of accretive common equity, net of offering costs, including $786 million, or $17.09 per common share, from a follow-on equity offering and $220 million, or $17.64 per common share, from At-the-Market equity offerings.

INVESTMENT PORTFOLIO
As of December 31, 2018, the Company's investment portfolio totaled $91.6 billion, comprised of:

•	$90.0 billion of Agency MBS and TBA securities, including:

◦	$89.1 billion of fixed-rate securities, comprised of:

•	$73.7 billion 30-year fixed-rate securities,

•	$3.6 billion 30-year TBA securities,

•	$7.3 billion 15-year securities,

AGNC Investment Corp.
January 30, 2019

•	$3.7 billion 15-year TBA securities, and

•	$0.8 billion 20-year fixed-rate securities;

◦	$0.8 billion of collateralized mortgage obligations ("CMOs"); and

◦	$0.2 billion of adjustable-rate securities; and

•	$1.6 billion of CRT and non-Agency securities.
As of December 31, 2018, inclusive of TBA securities, 30-year and 15-year Agency MBS fixed rate securities represented 84% and 12%, of the Company's investment portfolio, respectively, compared to 82% and 14%, respectively, as of September 30, 2018.
As of December 31, 2018, the Company's fixed-rate Agency MBS, inclusive of TBA securities, had a weighted average coupon of 3.84%, compared to 3.79% as of September 30, 2018, comprised of the following weighted average coupons:

•	3.90% for 30-year fixed-rate securities;

•	3.40% for 15-year fixed rate securities; and

•	3.95% for 20-year fixed-rate securities.
The Company accounts for TBA securities (or "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of December 31, 2018, the Company's net TBA position had a total fair value of $7.3 billion and a GAAP net carrying value of $70 million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to a total fair value of $9.4 billion and a GAAP net carrying value of $(43) million as of September 30, 2018.

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 7.4% for the fourth quarter, compared to 9.7% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's Agency securities held as of December 31, 2018 was 7.9%, compared to 6.8% as of September 30, 2018.
The weighted average cost basis of the Company's investment portfolio was 103.5% of par value as of December 31, 2018. Net premium amortization cost on the Company's investment portfolio for the fourth quarter was $(107) million, or $(0.21) per common share, which includes a "catch-up" premium amortization cost of $(16) million, or $(0.03) per common share, due to changes in the Company's projected CPR estimates for securities acquired prior to the fourth quarter. This compares to net premium amortization cost for the prior quarter of $(81) million, or $(0.18) per common share, including a "catch-up" premium amortization benefit of $6 million, or $0.01 per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the net TBA position, was 3.13% for the fourth quarter, compared to 3.11% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 3.21% for the fourth quarter, compared to 3.07% for the prior quarter. Including TBA securities and excluding "catch-up" premium amortization, the Company's average asset yield for the fourth quarter was 3.26%, compared to 3.18% for the prior quarter.

AGNC Investment Corp.
January 30, 2019

For the fourth quarter, the weighted average interest rate on the Company's Agency repurchase agreements was 2.42%, compared to 2.20% for the prior quarter. The Company's average implied TBA funding cost was 2.32% for the fourth quarter, compared to 2.05% for the prior quarter. Inclusive of interest rate swaps, the Company's combined average cost of funds for the fourth quarter was 2.09%, compared to 1.88% for the prior quarter.
The Company's annualized net interest spread, including TBA securities and interest rate swaps, was 1.09% for the fourth quarter, compared to 1.33% for the prior quarter. Excluding "catch-up" premium amortization, the Company's combined annualized net interest spread for the fourth quarter was 1.17%, versus 1.30% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the fourth quarter of $0.53 per common share, excluding $(0.03) per common share of "catch-up" premium amortization cost, compared to $0.61 per common share for the prior quarter, excluding $0.01 per common share of "catch-up" premium amortization benefit. The decline in net spread and dollar roll income in the fourth quarter was primarily driven by lower investment balances early in the quarter, the Company's measured pace of new capital deployment during the quarter and higher funding cost due, in part, to year-end repo funding pressures.
A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

LEVERAGE
As of December 31, 2018, $75.7 billion of Agency repo, $7.3 billion of TBA dollar roll positions (at cost) and $0.3 billion of other debt were used to fund the Company's investment portfolio. Inclusive of its net TBA position and net payable/(receivable) for unsettled securities, the Company's tangible net book value "at risk" leverage ratio was 9.0x as of December 31, 2018, compared to 8.2x as of September 30, 2018. The Company's average "at risk" leverage for the fourth quarter was 8.4x tangible net book value, compared to 8.5x for the prior quarter.
As of December 31, 2018, the Company's Agency repurchase agreements had a weighted average interest rate of 2.79%, an increase from 2.30% as of September 30, 2018, and a weighted average remaining days to maturity of 49 days, compared to 67 days as of September 30, 2018. As of December 31, 2018, $26.7 billion, or 35%, of the Company's Agency repurchase agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC, compared to $25.5 billion, or 39%, as of September 30, 2018.
As of December 31, 2018, the Company's Agency repurchase agreements had remaining maturities of:

•	$69.5 billion of three months or less;

•	$2.2 billion from three to six months;

•	$1.2 billion from six to twelve months; and

•	$2.8 billion from one to three years.

AGNC Investment Corp.
January 30, 2019

HEDGING ACTIVITIES
As of December 31, 2018, 94% of the Company's outstanding balance of Agency repurchase agreements, net TBA position and other debt was hedged with interest rate swaps, swaptions and U.S. Treasury positions, compared to 95% as of September 30, 2018.
As of December 31, 2018, the Company's interest rate swap position totaled $51.6 billion in notional amount, compared to $48.7 billion as of September 30, 2018. The Company's interest rate swap position as of December 31, 2018 included $5.7 billion of forward starting swaps, with an average forward start date of 0.5 years, compared to $4.9 billion and 0.5 years, respectively, as of September 30, 2018. Including forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 2.11%, an average receive rate of 2.63% and an average maturity of 5.0 years as of December 31, 2018, compared to 2.01%, 2.33% and 4.7 years, respectively, as of September 30, 2018. Excluding forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.98% as of December 31, 2018, compared to 1.89% as of September 30, 2018.
As of December 31, 2018, the Company had payer swaptions outstanding totaling $3.5 billion, compared to $5.6 billion as of September 30, 2018. As of December 31, 2018, the Company had short U.S. Treasury positions outstanding totaling $23.4 billion, compared to $17.4 billion as of September 30, 2018.

OTHER GAIN (LOSS), NET
For the fourth quarter, the Company recorded a net loss of $(971) million in other gain (loss), net, or $(1.93) per common share, compared to a net gain of $73 million, or $0.16 per common share, for the prior quarter. Other gain (loss), net for the fourth quarter was comprised of:

•	$(21) million of net realized losses on sales of investment securities;

•	$683 million of net unrealized gains on investment securities measured at fair value through net income;

•	$63 million of interest rate swap periodic income;

•	$(1,084) million of net losses on interest rate swaps;

•	$(65) million of net losses on interest rate swaptions;

•	$(611) million of net losses on U.S. Treasury positions;

•	$27 million of TBA dollar roll income; and

•	$37 million of net mark-to-market gains on TBA mortgage positions

OTHER COMPREHENSIVE INCOME
During the fourth quarter, the Company recorded other comprehensive income of $361 million, or $0.71 per common share, consisting of net unrealized gains on the Company's Agency securities recognized through OCI, compared to a $(193) million, or $(0.42) per common share, other comprehensive loss for the prior quarter.

FOURTH QUARTER 2018 DIVIDEND DECLARATIONS
During the fourth quarter, the Company's Board of Directors declared dividends of $0.18 per share to common stockholders of record as of October 31, November 30 and December 31, 2018, respectively, totaling $0.54 per share for the quarter, which were paid on November 9 and December

AGNC Investment Corp.
January 30, 2019

10, 2018 and January 9, 2019, respectively. Since its May 2008 initial public offering through the fourth quarter of 2018, the Company has declared a total of $8.5 billion in common stock dividends, or $39.32 per common share.
On December 11, 2018, the Company's Board of Directors declared a fourth quarter dividend on its 7.750% Series B Cumulative Redeemable Preferred Stock of $0.484375 per depositary share and on its Series C Preferred Stock of $0.43750 per depositary share. The dividends were paid on January 15, 2019 to preferred stockholders of record as of January 1, 2019.
The Company also announced the tax characteristics of its 2018 common and preferred stock dividends. The Company's distributions of $2.16 per common share for dividends declared during the twelve month period ended November 30, 2018 consisted of $1.127208 ordinary dividend distributions and $1.032792 non-dividend distributions (also known as "return of capital") per common share for federal income tax purposes. The dividend of $0.18 per common share declared on December 11, 2018, which was paid on January 9, 2019, will be reported as a 2019 distribution for federal income tax purposes. The Company's distributions of $1.93750 per Series B depository share and $1.750000 per Series C depository share for dividends paid during the twelve months ended December 31, 2018 consisted of ordinary dividend distributions for federal income tax purposes. Stockholders should receive an IRS Form 1099-DIV containing this information from their brokers, transfer agents or other institutions. For additional detail please visit the Company's website at www.AGNC.com.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; net spread and dollar roll income, excluding "catch-up" premium amortization; economic interest income; economic interest expense; estimated taxable income; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
January 30, 2019

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $78,619, $67,889, $51,356, $51,434 and $53,055, respectively)	$82,291	$70,408	$55,524	$54,141	$55,506
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	436	453	587	621	662
Credit risk transfer securities, at fair value (including pledged securities of $141, $44, $0, $0 and $0, respectively)	1,012	997	936	884	876
Non-Agency securities, at fair value (including pledged securities of $45, $0, $0, $0 and $0, respectively)	548	507	60	36	36
U.S. Treasury securities, at fair value (including pledged securities of $0, $45, $0, $0 and $0, respectively)	46	109	—	224	—
REIT equity securities, at fair value	—	—	46	42	29
Cash and cash equivalents	921	1,071	863	972	1,046
Restricted cash	599	456	447	386	317
Derivative assets, at fair value	273	412	458	410	205
Receivable for investment securities sold (including pledged securities of $489, $443, $31, $0 and $0, respectively)	489	524	31	—	—
Receivable under reverse repurchase agreements	21,813	16,309	13,306	10,770	10,961
Goodwill and other intangible asset, net	526	526	550	550	551
Other assets	287	259	330	185	187
Total assets	$109,241	$92,031	$73,138	$69,221	$70,376
Liabilities:
Repurchase agreements	$75,717	$65,734	$48,839	$48,956	$50,296
Debt of consolidated variable interest entities, at fair value	275	291	313	336	357
Payable for investment securities purchased	1,204	23	1,503	457	95
Derivative liabilities, at fair value	84	62	6	32	28
Dividends payable	106	95	87	80	80
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	21,431	15,549	12,898	10,352	10,467
Accounts payable and other liabilities	518	650	450	670	299
Total liabilities	99,335	82,404	64,096	60,883	61,622
Stockholders' equity:
Preferred stock - aggregate liquidation preference of $500	484	484	484	484	484
Common stock - $0.01 par value; 536.3, 477.8, 434.1, 391.3 and 391.3 shares issued and outstanding, respectively	5	5	4	4	4
Additional paid-in capital	13,793	12,785	11,964	11,174	11,173
Retained deficit	(3,433)	(2,343)	(2,299)	(2,358)	(2,562)
Accumulated other comprehensive loss	(943)	(1,304)	(1,111)	(966)	(345)
Total stockholders' equity	9,906	9,627	9,042	8,338	8,754
Total liabilities and stockholders' equity	$109,241	$92,031	$73,138	$69,221	$70,376

Tangible net book value per common share [1]	$16.56	$18.00	$18.41	$18.63	$19.69

AGNC Investment Corp.
January 30, 2019

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2018
Interest income:
Interest income	$604	$500	$414	$431	$1,949
Interest expense	418	312	237	206	1,173
Net interest income	186	188	177	225	776
Other gain (loss), net:
Realized loss on sale of investment securities, net	(21)	(40)	(74)	(2)	(137)
Unrealized gain (loss) on investment securities measured at fair value through net income, net	683	(363)	(94)	(523)	(297)
Gain (loss) on derivative instruments and other securities, net	(1,633)	430	298	738	(167)
Management fee income	—	46	4	4	54
Total other gain (loss), net	(971)	73	134	217	(547)
Expenses:
Compensation and benefits	11	14	10	10	45
Other operating expense	8	31	8	8	55
Total operating expense	19	45	18	18	100
Net income (loss)	(804)	216	293	424	129
Dividend on preferred stock	9	9	9	9	36
Net income (loss) available (attributable) to common stockholders	$(813)	$207	$284	$415	$93

Net income (loss)	$(804)	$216	$293	$424	$129
Unrealized gain (loss) on investment securities measured at fair value through other comprehensive income (loss), net	361	(193)	(145)	(621)	(598)
Comprehensive income (loss)	(443)	23	148	(197)	(469)
Dividend on preferred stock	9	9	9	9	36
Comprehensive income (loss) available (attributable) to common stockholders	$(452)	$14	$139	$(206)	$(505)

Weighted average number of common shares outstanding - basic	504.2	462.3	404.9	391.3	441.1
Weighted average number of common shares outstanding - diluted	504.2	462.7	405.2	391.5	441.4
Net income (loss) per common share - basic and diluted	$(1.61)	$0.45	$0.70	$1.06	$0.21
Comprehensive income (loss) per common share - basic and diluted	$(0.90)	$0.03	$0.34	$(0.53)	$(1.14)
Dividends declared per common share	$0.54	$0.54	$0.54	$0.54	$2.16

AGNC Investment Corp.
January 30, 2019

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2018
GAAP net interest income:
Interest income	$604	$500	$414	$431	$1,949
Interest expense	418	312	237	206	1,173
GAAP net interest income	186	188	177	225	776
TBA dollar roll income, net [3,4]	27	68	70	62	227
Interest rate swap periodic income (cost), net [3,9]	63	56	41	(9)	151
Dividend income from REIT equity securities [3]	—	1	1	1	3
Adjusted net interest and dollar roll income	276	313	289	279	1,157
Other operating income (expense):
Management fee income	—	46	4	4	54
Less management agreement termination fee income	—	(42)	—	—	(42)
Operating expense	(19)	(45)	(18)	(18)	(100)
Less non-recurring write-off of intangible asset and other expenses associated with termination of management agreement	1	26	—	—	27
Total operating income (expense), net	(18)	(15)	(14)	(14)	(61)
Net spread and dollar roll income	258	298	275	265	1,096
Dividend on preferred stock	9	9	9	9	36
Net spread and dollar roll income available to common stockholders	249	289	266	256	1,060
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	16	(6)	(12)	(21)	(23)
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$265	$283	$254	$235	$1,037

Weighted average number of common shares outstanding - basic	504.2	462.3	404.9	391.3	441.1
Weighted average number of common shares outstanding - diluted	504.7	462.7	405.2	391.5	441.4
Net spread and dollar roll income per common share - basic	$0.49	$0.63	$0.66	$0.65	$2.40
Net spread and dollar roll income per common share - diluted	$0.49	$0.62	$0.66	$0.65	$2.40
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.53	$0.61	$0.63	$0.60	$2.35
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.53	$0.61	$0.63	$0.60	$2.35

AGNC Investment Corp.
January 30, 2019

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2018
Net income/(loss)	$(804)	$216	$293	$424	$129
Book to tax differences:
Premium amortization, net	15	(21)	(22)	(23)	(51)
Realized gain/loss, net	928	(291)	(221)	(652)	(236)
Net capital loss/(utilization of net capital loss carryforward)	(105)	(67)	109	245	182
Unrealized (gain)/loss, net	140	316	(46)	108	518
Other	(1)	(2)	—	(13)	(16)
Total book to tax differences	977	(65)	(180)	(335)	397
Estimated REIT taxable income	173	151	113	89	526
Dividend on preferred stock	9	9	9	9	36
Estimated REIT taxable income, net of preferred stock dividend	$164	$142	$104	$80	$490
Weighted average number of common shares outstanding - basic	504.2	462.3	404.9	391.3	441.1
Weighted average number of common shares outstanding - diluted	504.7	462.7	405.2	391.5	441.4
Estimated REIT taxable income per common share - basic	$0.33	$0.31	$0.26	$0.20	$1.11
Estimated REIT taxable income per common share - diluted	$0.32	$0.31	$0.26	$0.20	$1.11

Beginning cumulative non-deductible net capital loss	$644	$711	$602	$357	$357
Increase (decrease) in net capital loss carryforward [5]	(462)	(67)	109	245	(175)
Ending cumulative non-deductible net capital loss	$182	$644	$711	$602	$182
Ending cumulative non-deductible net capital loss per common share	$0.34	$1.35	$1.64	$1.54	$0.34

AGNC Investment Corp.
January 30, 2019

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2018
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization:
Economic interest income:
Investment securities - GAAP interest income [12]	$604	$500	$414	$431	$1,949
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	16	(6)	(12)	(21)	(23)
TBA dollar roll income - implied interest income [3,7]	74	162	144	120	500
Economic interest income, excluding "catch-up" premium amortization	694	656	546	530	2,426
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(418)	(312)	(237)	(206)	(1,173)
TBA dollar roll income - implied interest expense [3,6]	(47)	(94)	(74)	(58)	(273)
Interest rate swap periodic income (cost) [3,9]	63	56	41	(9)	151
Economic interest expense	(402)	(350)	(270)	(273)	(1,295)
Dividend income from REIT equity securities [3]	—	1	1	1	3
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization	$292	$307	$277	$258	$1,134

Net interest spread, excluding "catch-up" amortization:
Average asset yield:
Investment securities - average asset yield	3.13%	3.11%	2.99%	3.05%	3.08%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	0.08%	(0.04)%	(0.08)%	(0.15)%	(0.04)%
Investment securities average asset yield, excluding "catch-up" premium amortization	3.21%	3.07%	2.91%	2.90%	3.04%
TBA securities - average implied asset yield [7]	3.66%	3.54%	3.41%	3.08%	3.40%
Average asset yield, excluding "catch-up" premium amortization [8]	3.26%	3.18%	3.02%	2.94%	3.11%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	2.42%	2.20%	1.99%	1.69%	2.11%
TBA securities - average implied funding cost [6]	2.32%	2.05%	1.75%	1.49%	1.85%
Average cost of funds, before interest rate swap cost of funds [8]	2.41%	2.18%	1.92%	1.62%	2.06%
Interest rate swap periodic (income) cost [10]	(0.32)%	(0.30)%	(0.25)%	0.06%	(0.22)%
Average total cost of funds	2.09%	1.88%	1.67%	1.68%	1.84%
Average net interest spread, excluding "catch-up" premium amortization	1.17%	1.30%	1.35%	1.26%	1.27%

AGNC Investment Corp.
January 30, 2019

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Investment securities: [12]
Fixed-rate Agency MBS, at fair value - as of period end	$81,753	$69,844	$55,119	$53,696	$55,026
Other Agency MBS, at fair value - as of period end	$974	$1,017	$992	$1,066	$1,142
Credit risk transfer securities, at fair value - as of period end	$1,012	$997	$936	$884	$876
Non-Agency MBS, at fair value - as of period end	$548	$507	$60	$36	$36
Total investment securities, at fair value - as of period end	$84,287	$72,365	$57,107	$55,682	$57,080
Total investment securities, at cost - as of period end	$85,569	$74,691	$58,875	$57,211	$57,466
Total investment securities, at par - as of period end	$82,693	$71,844	$56,320	$54,625	$54,804
Average investment securities, at cost	$77,182	$64,346	$55,329	$56,573	$54,406
Average investment securities, at par	$74,395	$61,696	$52,856	$53,986	$51,914
TBA securities:
Net TBA portfolio - as of period end, at fair value	$7,322	$9,393	$20,003	$13,611	$15,742
Net TBA portfolio - as of period end, at cost	$7,252	$9,436	$19,898	$13,529	$15,739
Net TBA portfolio - as of period end, carrying value	$70	$(43)	$105	$82	$3
Average net TBA portfolio, at cost	$8,066	$18,270	$16,912	$15,585	$18,355
Average repurchase agreements and other debt [13]	$68,499	$56,265	$47,823	$49,567	$48,122
Average stockholders' equity [14]	$9,634	$9,345	$8,652	$8,535	$8,741
Tangible net book value per common share [1]	$16.56	$18.00	$18.41	$18.63	$19.69
Tangible net book value "at risk" leverage - average [15]	8.4:1	8.5:1	8.0:1	8.2:1	8.1:1
Tangible net book value "at risk" leverage - as of period end [16]	9.0:1	8.2:1	8.3:1	8.2:1	8.1:1

Key Performance Statistics:
Investment securities: [12]
Average coupon	3.82%	3.77%	3.69%	3.70%	3.71%
Average asset yield	3.13%	3.11%	2.99%	3.05%	2.84%
Average asset yield, excluding "catch-up" premium amortization	3.21%	3.07%	2.91%	2.90%	2.86%
Average coupon - as of period end	3.86%	3.82%	3.74%	3.70%	3.71%
Average asset yield - as of period end	3.31%	3.22%	3.03%	2.93%	2.89%
Average actual CPR for securities held during the period	7.4%	9.7%	9.7%	8.6%	10.1%
Average forecasted CPR - as of period end	7.9%	6.8%	7.1%	7.6%	8.4%
Total premium amortization, net	$(107)	$(81)	$(74)	$(69)	$(96)
TBA securities - average implied asset yield [7]	3.66%	3.54%	3.41%	3.08%	2.93%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [8]	3.26%	3.18%	3.02%	2.94%	2.88%
Cost of funds:
Repurchase agreements - average funding cost	2.42%	2.20%	1.99%	1.69%	1.43%
TBA securities - average implied funding cost [6]	2.32%	2.05%	1.75%	1.49%	1.23%
Interest rate swaps - average periodic (income) cost of funds [10]	(0.32)%	(0.30)%	(0.25)%	0.06%	0.13%
Average total cost of funds, inclusive of TBAs and interest rate swap periodic (income) cost [8]	2.09%	1.88%	1.67%	1.68%	1.52%
Repurchase agreements - average funding cost as of period end	2.79%	2.30%	2.18%	1.82%	1.57%
Interest rate swaps - average net pay/(receive) rate as of period end [17]	(0.52)%	(0.32)%	(0.41)%	(0.08)%	0.30%
Net interest spread:
Combined investment and TBA securities average net interest spread	1.09%	1.33%	1.42%	1.38%	1.35%
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	1.17%	1.30%	1.35%	1.26%	1.36%
Expenses % of average stockholders' equity - annualized [18]	0.75%	0.81%	0.83%	0.84%	0.96%
Economic return (loss) on tangible common equity - unannualized [19]	(5.0)%	0.7%	1.7%	(2.6)%	2.3%

AGNC Investment Corp.
January 30, 2019

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.	Tangible net book value per common share excludes preferred stock liquidation preference and goodwill and other intangible asset, net.

2.	Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

3.	Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.

4.
Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement.  Amount is net of TBAs used for hedging purposes. Amount excludes TBA mark-to-market adjustments.

5.	Includes decrease in net capital loss carryforwards due to expiration of unutilized net capital loss carryforwards from prior years.

6.
The implied funding cost of TBA dollar roll transactions is determined using the "price drop" (Note 4) and market based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR.  The average implied funding cost for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.

7.
The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 6) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 4) by the average TBA cost basis outstanding for the period.

8.	Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.

9.	Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees and mark-to-market adjustments.

10.	Represents interest rate swap periodic income/cost measured as a percent of total mortgage funding (Agency repurchase agreements, other debt and TBA securities).

11.	"Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations

12.	Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA securities.

13.	Average repurchase agreements and other debt excludes U.S. Treasury repurchase agreements.

14.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

15.
Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt and net TBA position (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude investments in REIT equity securities and goodwill and other intangible asset. Leverage excludes U.S. Treasury repurchase agreements.

16.
Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under Agency repurchase agreements, other debt, net TBA position (at cost) and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude investments in REIT equity securities and goodwill and other intangible asset at period end. Leverage excludes U.S. Treasury repurchase agreements.

17.	Includes forward starting swaps not yet in effect as of reported period-end.

18.
Annualized Q4 2018 and Q3 2018 operating expenses exclude the non-recurring write-off of the intangible asset and other expenses associated with sale of MTGE Investment Corp. and the resulting termination of the Company's management agreement with MTGE.

19.
Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on January 31, 2019 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free live webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q4 2018 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

AGNC Investment Corp.
January 30, 2019

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on January 31, 2019. In addition, there will be a phone recording available one hour after the live call on January 31, 2019 through February 14, 2019. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10127312.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for Agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "net spread and dollar roll income, excluding 'catch-up' premium amortization," "economic interest income" and "economic interest expense" (both components of "net spread and dollar roll income"), "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."
"Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include TBA dollar roll income, interest rate swap periodic income/cost and dividend income from REIT equity securities (referred to as "adjusted net interest and dollar roll income"), plus (ii) management fee income (GAAP measure) and less (iii) total operating expense (GAAP measure), which are adjusted to exclude non-recurring termination fee income and one-time expenses associated with the termination of the Company's management agreement with MTGE Investment Corp. "Net spread and dollar roll income, excluding 'catch-up' premium amortization," further

AGNC Investment Corp.
January 30, 2019

excludes retrospective "catch-up" adjustments to premium amortization cost or benefit due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding 'catch-up' premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such 'catch-up' cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.